                                                                    EXHIBIT 23.1

                       CONSENT OF INDEPENDENT ACCOUNTANTS

     We consent to the reference to our firm under the caption "Experts" and to the use of our report dated February 25, 1997, in the Registration Statement (Form S-2) and related Prospectus of ECCS, Inc. for the registration of 2,000,000 shares of its common stock.

     We also consent to the incorporation by reference therein of our report dated February 25, 1997 with respect to the financial statements and schedule of ECCS, Inc. for the years ended December 31, 1996, 1995, and 1994 included in the Annual Report (Form 10-K) for 1996 filed with the Securities and Exchange Commission.

                                          /s/ Ernst & Young LLP

Princeton, New Jersey
August 5, 1997